EXHIBIT 32.2
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES‑OXLEY ACT OF 2002
In connection with the Quarterly Report of Air Lease Corporation (the “Company”) on Form 10‑Q for the quarter ended September 30, 2024 (the “Report”), I, Gregory B. Willis, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes‑Oxley Act of 2002, that to the best of my knowledge:
(i)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 7, 2024

/s/ Gregory B. Willis
Gregory B. Willis Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

The foregoing certification is being furnished pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing.